Form of
                                 First Amendment
                                       To
  Amended and Restated Fund Accounting And Compliance Administration Agreement


This First Amendment to Amended and Restated Fund Accounting And Compliance Administration Agreement ("First Amendment"), made, entered and effective this ___ day of September, 2002, by and between The Nottingham Investment Trust II, a Massachusetts business trust (the "Trust"), and The Nottingham Management Company, a North Carolina corporation (the "Administrator").

WHEREAS, pursuant to that certain Amended and Restated Fund Accounting and Compliance Administration Agreement ("Agreement") dated March 19, 2001, between the Trust and the Administrator, the Trust retained the Administrator to provide certain administrative and compliance services to the Trust in the manner and on the terms set forth therein; and

WHEREAS, the Trust and the Administrator wish to revise Schedule 1 to the Agreement to add a new series of the Trust to the Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this First Amendment and intending to be legally bound, the Trust and the Administrator agree as follows:

     1. Modification to Schedule 1. Schedule 1 to the Agreement is hereby modified and amended by adding the following new series of the Trust to Schedule 1:

          "The Brown Capital Management Mid-Cap Fund"

     2. Other. Except as expressly modified or amended herein, all other terms and provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly signed as of the day and year first above written.

Trust:

THE NOTTINGHAM INVESTMENT TRUST II

By: ___________________________________
Name: _________________________________
Title: ________________________________

Administrator:

THE NOTTINGHAM MANAGEMENT COMPANY


By: ___________________________________
Name: _________________________________
Title: ________________________________